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                                                                     EXHIBIT 3.2










                           AMENDED AND RESTATED BYLAWS

                                       OF

                              CONNETICS CORPORATION

                        (as adopted on November 19, 2001)










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                                    ARTICLE I
                                     OFFICES

        Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

        Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

                              LOCATION OF MEETINGS

        Section 1. Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law. In the absence of any such designation or determination, stockholders' meetings shall be held at the corporation's principal executive office.

                                 ANNUAL MEETINGS

        Section 2. The annual meeting of stockholders shall be held each year at such date and time as shall be designated by the Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

        Section 3. Written notice of the annual meeting stating the place (if any), date and hour of the meeting, and the means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be sent or otherwise given in accordance with either Section 1 of Article IV of these bylaws to each stockholder of record entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

        Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the

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meeting: (i) during ordinary business hours, at the corporation's principal executive offices, or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                                SPECIAL MEETINGS

        Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called at any time by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

        Section 6. Written notice of a special meeting stating the place (if any), date and hour and purpose or purposes of the meeting, and the means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be sent or otherwise given in accordance with either Section 1 of Article IV of these bylaws to each stockholder of record entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting. Any previously scheduled special meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

        Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                                     QUORUM

        Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If such quorum shall not be present or represented at any meeting of the stockholders, the presiding officer of the meeting and the majority of stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the



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meeting as originally notified. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of stockholders, if any action taken is approved by at least a majority of the required quorum for that meeting.

                                   ADJOURNMENT

        Section 9. When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. The presiding officer of the meeting shall have the power to adjourn any meeting of stockholders for any reason and the stockholders shall have the power to adjourn any meeting of stockholders in accordance with Section 8 of this Article II.

                                     VOTING

        Section 10. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 5 of Article VI, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the Delaware General Corporation Law.

        Section 11. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

                                   NOMINATIONS

        Section 12. Nominations for election to the Board of Directors must be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors of the corporation, must be preceded by notification in writing delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation, in the case of an annual meeting, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the



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previous year's annual meeting of stockholders, or in respect of nominations to be brought before a special meeting of stockholders, not later than the close of business on the seventh (7th) day after notice of such meeting has been delivered by the corporation and not earlier than the close of business on the sixtieth (60th) day prior to such meeting. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

                  (a) the name, age, residence, address, and business address of each proposed nominee and of each such person;

                  (b) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

                  (c) the amount of stock of the corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and

                  (d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the corporation will or may be a party.

        Only such persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. The presiding officer of the meeting shall have the authority to determine and declare to the meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded.

        Notwithstanding the foregoing provisions of this Section 12, if a stockholder has provided the corporation with a notice as described above, the stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Section 12 and shall have delivered a proxy statement and form of proxy to holders of a sufficient number of shares in the case of a nomination to elect such nominee.

                              STOCKHOLDER PROPOSALS

        Section 13. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this bylaw.



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        For business to be properly brought before any annual meeting by a stockholder pursuant to clause (c) of this Section 13 the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the date on which the corporation first mailed its proxy materials for the previous year's annual meeting of stockholders. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on behalf of whom the proposal is made, (c) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

        The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this
Section 13 and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

        Notwithstanding the foregoing provisions of this Section 13, if a stockholder has provided the corporation with a notice as described above, the stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 13 and shall have delivered a proxy statement and form of proxy to holders of a sufficient number of shares in the case of a proposal of business to carry such proposal.

                          NO ACTION BY WRITTEN CONSENT

        Section 14. The stockholders of the corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.

                               CONDUCT OF BUSINESS

        Section 15. Meetings of stockholders shall be presided over by the Chairperson of the Board, or, in the absence thereof, such person as the Chairperson of the Board shall appoint, or, in the absence thereof or in the event that the Chairperson of the Board shall fail to make such appointment, the Vice Chairperson of the Board, or in the absence thereof, the Chief Executive Officer, or, in the absence thereof, any officer of the corporation elected by the Board of Directors. The Secretary or in his/her absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the presiding officer of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.



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        The Board of Directors by resolution shall appoint one or more inspectors of election (each, an "Inspector"), which Inspector or Inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate Inspectors to replace any Inspector who fails to act. If no Inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the presiding officer of the meeting shall appoint one or more Inspectors to act at the meeting. Each Inspector, before discharging his/her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his/her ability. The Inspectors shall have the duties prescribed by law.

        At each meeting of stockholders, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Inspectors.

        The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the presiding officer of the meeting, shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business of the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the presiding officer shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent otherwise determined by the Board of Directors or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                                   ARTICLE III
                                    DIRECTORS

                                     NUMBER

        Section 1. The number of directors of this corporation that shall constitute the whole Board shall be determined from time to time by a resolution of the Board of Directors, provided the Board shall consist of at least one (1) member. No decrease in the number of directors shall have the effect of shortening the term of an incumbent director.

                   ELECTION, QUALIFICATION AND TERM OF OFFICE

        Section 2. Except as provided in Section 3 of this Article III, the directors shall be elected at the annual meeting of the stockholders, in accordance with the certificate of incorporation, and each director elected, including a director elected to fill a vacancy, shall hold



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office until his/her successor is elected and qualified or until such director's earlier death, resignation, or removal. Directors need not be stockholders.

        All elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation. If authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must be either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

                            RESIGNATION AND VACANCIES

        Section 3. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

        Section 4. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

        Section 5. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then the President may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or, as provided and within the time periods prescribed in Section 211 of the Delaware General Corporation Law, any stockholder may apply to the Court of Chancery for a decree summarily ordering an election.

                                     POWERS

        Section 6. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

        Section 7. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

        Section 8. The annual meeting of the Board of Directors shall be held immediately after the annual stockholders meeting and at the place where such meeting is held or at the place announced by the Chairperson of the Board at such meeting. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it. In the event such meeting is not held at the time and place so provided by this SECTION 8, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for



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special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

        Section 9. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

        Section 10. Special meetings of the Board may be called by the President on notice to each director as set forth herein and shall be called by the President or Secretary on notice to each director as set forth herein on the written request of a majority of directors unless the Board consists of only one director, in which case special meetings shall be called by the President or Secretary on the written request of the sole director.

        Notice of the time and place of special meetings shall be:

              (a)    delivered personally by hand, by courier or by telephone;

              (b)    sent by United States first-class mail, postage prepaid;

              (c)    sent by facsimile; or

              (d)    sent by electronic mail,

directed to each director at that director's address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation's records.

        If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is (i) delivered personally by hand, by courier or orally by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation's principal executive office) nor the purpose of the meeting.

        Section 11. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                     QUORUM

        Section 12. At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting,



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until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

                BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

        Section 13. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

                             COMMITTEES OF DIRECTORS

        Section 14. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

        In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

        Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or adopting, amending or repealing any bylaw of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

        Section 15. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

        Section 16. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:



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              (a)    Section 7 of this Article III (place of meetings);

              (b)    Section 8 of this Article III (annual meetings);

              (c)    Section 9 of this Article III (regular meetings);

              (d) Section 10 of this Article III (special meetings and notice);

              (e)    Section 11 of this Article III (meetings by telephone;

              (f)    Section 12 of this Article III (quorum);

              (g)    Article IV (notice); and

              (h)    Section 13 of this Article III (action without a meeting)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However;

              (i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

              (ii) special meetings of committees may also be called by resolution of the Board; and

              (iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                            COMPENSATION OF DIRECTORS

        Section 17. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              REMOVAL OF DIRECTORS

        Section 18. Unless otherwise restricted by the certificate of incorporation or bylaw, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                   ARTICLE IV
                                     NOTICES



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                             NOTICE TO STOCKHOLDERS

        Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any stockholder, notice shall be given:

                  (a) if personally by hand, by courier or by telephone, upon receipt of such notice;

                  (b) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the corporation's records; or

                  (c) if electronically transmitted, as provided in Section 2 of this Article IV of these bylaws.

        An affidavit of the Secretary or an Assistant Secretary of the corporation or of the transfer agent or any other agent of the corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

        Section 2. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the Delaware General Corporation Law, the certificate of incorporation, or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if
(i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

        Any notice given pursuant to the preceding paragraph shall be deemed given:

                  (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

                  (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

                  (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

                  (d) if by any other form of electronic transmission, when directed to the stockholder.



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        For purposes of these bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

        Notice by a form of electronic transmission shall not apply to Sections 164, 296 or 324 of the Delaware General Corporation Law.

                               NOTICE TO DIRECTORS

        Section 3. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director, except as provided in Section 10 of Article III, such notice may be given:

                  (a) if personally by hand, by courier or by telephone, upon receipt of such notice;

                  (b) if mailed, when deposited in the United States mail, postage prepaid, directed to the director at his or her address as it appears on the corporation's records; or

                  (c) if by facsimile telecommunication, when directed to a number at which the director has consented to receive notice;

                  (d) if by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice;

                  (e) if by a posting on an electronic network together with separate notice to the director of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; or

                  (f) if by any other form of electronic transmission, when directed to the director.

        An affidavit of the Secretary or an Assistant Secretary of the corporation that the notice has been given by one of the preceding forms, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                                     GENERAL

        Section 4. If no address of a stockholder or director be known, such notice may be sent to the office of the corporation required to be maintained pursuant to Section 1 of Article I of these Bylaws.

        Section 5. It shall not be necessary that the same method of giving be employed in respect of all directors or stockholders, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

        Section 6. Whenever notice is required to be given under any provision of the Delaware General Corporation Law, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or directors, or meetings of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

                                    ARTICLE V
                                    OFFICERS

        Section 1. The officers of the corporation shall be a President and a Secretary. The corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide

        Section 2. The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of this Section 2. The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the corporation may require or as the Board shall deem necessary. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

        Section 3. The salaries of all officers of the corporation shall be fixed by the Board of Directors or, except for the salary of the President and Chief Executive Officer of the corporation, by the President of the corporation at the direction of the Board of Directors. The salaries of agents of the corporation shall, unless fixed by the Board of Directors, be fixed by the President or any Vice President of the corporation.

        Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any officer elected or appointed by the Board of Directors may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any vacancy occurring in any office of the corporation shall be filled by the Board or by such other person previously granted power to appoint such office.

                          THE CHAIRPERSON OF THE BOARD

        Section 5. The Chairperson of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he/she shall be present. He/she shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board and as may be provided by law or as may be prescribed by these bylaws. If there is no Chief Executive Officer or President, then the Chairperson of the Board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in
Section 8 of this Article V.

        Section 6. In the absence of the Chairperson of the Board, the Vice Chairperson of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he/she shall be present. He/she shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board and as may be provided by law or as may be prescribed by these bylaws.

                           THE CHIEF EXECUTIVE OFFICER

        Section 7. Subject to such supervisory powers, if any, as the Board may give to the Chairperson of the Board, the Chief Executive Officer, if any, shall, subject to the control of the Board, have general supervision, direction, and control of the business and affairs of the corporation and shall report directly to the Board. All other officers, officials, employees and agents shall report directly or indirectly to the Chief Executive Officer. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. In the absence of a Chairperson and Vice Chairperson of the Board, the Chief Executive Officer shall preside at all meetings of the Board and stockholders.

                        THE PRESIDENT AND VICE PRESIDENTS

        Section 8. In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer. When acting as the Chief Executive Officer, the President shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these bylaws, the Chief Executive Officer or the Chairperson of the Board.

        Section 9. The President or any Vice President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

        Section 10. In the absence of the President or in the event of his/her inability or refusal to act, the Vice President, if any, (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as from time to time may be prescribed for him or her by the Board, these bylaws, the Chairperson of the Board, the Chief Executive Officer or, in the absence thereof, the President.

                      THE SECRETARY AND ASSISTANT SECRETARY

        Section 11. The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. He/she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by these bylaws, the Board of Directors or the Chief Executive Officer or, in the absence thereof, the President, under whose supervision he/she shall be. He/she shall have custody of the corporate seal, if one be adopted, of the corporation and he/she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his/her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his/her signature.

        Section 12. The Assistant Secretary, or if there be more than one, the Assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his/her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as from time to time may be prescribed by these bylaws, the Board of Directors, the Chief Executive Officer or, in the absence thereof, the President.

              THE CHIEF FINANCIAL OFFICER AND ASSISTANT TREASURERS

        Section 13. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

        The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as the Board may designate. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Chief Executive Officer or, in the absence of a Chief Executive Officer, the

President and directors, whenever they request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or these bylaws.

        The Chief Financial Officer shall be the treasurer of the corporation.

        Section 14. If required by the Board of Directors, the Chief Financial Officer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his/her office and for the restoration to the corporation, in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his/her possession or under his/her control belonging to the corporation.

        Section 15. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Chief Financial Officer or in the event of his/her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as these bylaws or the Board of Directors may from time to time prescribe. The Controller of the corporation, if any, shall be an Assistant Treasurer of the corporation and shall, in the absence of a determination otherwise by the Board of Directors, be deemed to be the first Assistant Treasurer elected for the purposes of this Section 16.

                                   ARTICLE VI
                              CERTIFICATE OF STOCK

        Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairperson or Vice-Chairperson of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him or her in the corporation.

        Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

        If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

        Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

        Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

        Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If the Board does not so fix a record date:

                  (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

        Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII
                               GENERAL PROVISIONS

                                    DIVIDENDS

        Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

        Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

        Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

        Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

        Section 5. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                                 INDEMNIFICATION

        Section 1. The corporation shall, to the fullest extent authorized under the Delaware General Corporation Law, as those laws may be amended, supplemented and interpreted from time to time (but, in the case of any such amendment, supplementation, or interpretation, only to the extent that such amendment, supplementation, or interpretation permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment, supplementation or interpretation), indemnify and hold harmless any person made, or threatened to be made, a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative (a "Proceeding"), by reason of the fact that he/she, or a person of whom he/she is the legal representative, is or was a director or executive officer of the corporation or a predecessor corporation or is or was serving at the corporation's request as a director or executive officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director or executive officer or in any other capacity while serving as a director or executive officer (an "Agent"), against all expenses, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article
VIII) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding ("Expenses"); provided, however, that except as to actions to enforce indemnification rights pursuant to Section 3, the corporation shall indemnify any Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The indemnification provided for in this
Article VIII shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or Disinterested Directors (as defined herein) or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be an Agent, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The corporation shall not be liable under this Article VIII to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise identifiable hereunder.

        Expenses incurred by an Agent of the corporation in defending a Proceeding by reason of the fact that he/she is or was an Agent of the corporation (or was serving at the corporation's request as a director or officer of another corporation) shall be paid by the corporation in advance of the final disposition of such Proceeding within twenty
(20) days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final deposition of a proceeding, shall be made only upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the corporation as authorized by relevant sections of the Delaware General Corporation Law. Notwithstanding the foregoing, the corporation shall not be required to advance such expenses to an Agent who is a party to a Proceeding brought by the corporation and approved by a majority of the Board of Directors of the corporation which alleges willful misappropriation of corporate assets by such Agent, disclosure of confidential information in violation of such Agent's fiduciary or contractual obligations to the corporation or any other willful and deliberate breach in bad faith of such Agent's duty to the corporation or its stockholders.

        The provisions of this Article VIII shall be deemed to be a contract between the corporation and each Agent who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

        To assure indemnification under this Article VIII of all Agents who are determined by the corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the corporation which may exist from time to time, Section 145 of the Delaware General Corporation Law shall, for the purposes of this Section 1, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including without limitation, any plan of the corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his/her duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines."

        Section 2. The Board of Directors in its discretion shall have the power on behalf of the corporation to indemnify any person made a party to any Proceeding, by reason of the fact that he/she, his/her testator or intestate, is or was a director, officer, employee or agent of the corporation.

        Section 3. To obtain indemnification under this Article VIII, a claimant shall submit to the corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the preceding sentence, a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows:

                  (a) if requested by the claimant, by Independent Counsel (as hereinafter defined), or

                  (b) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the corporation.

In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed a "Change of Control" (as hereinafter defined), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

        If a claim is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, Independent Counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he/she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, Independent Counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

        If a determination shall have been made pursuant to this SECTION 3 that the claimant is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to the preceding paragraph of this Section 3. The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to the preceding paragraph of this Section 3 that the procedures and presumptions of this SECTION 3 are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this
SECTION 3.

        If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this bylaw (including, without limitation, each portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

        Section 4. The corporation may purchase and maintain insurance to protect itself and any Agent against any Expense, whether or not the corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article VIII.

        Section 5. The corporation shall not be liable to indemnify any Agent under this Article VIII, (a) for any amounts paid in settlement of any action or claim effected without the corporation's written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

        Section 6. In the event of payment under this Article VIII, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

        Section 7. Any notice, request or other communication required or permitted to be given to the corporation under this Article VIII shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the corporation and shall be effective only upon receipt by the Secretary.

        Section 8. For purposes of this Article VIII, a "Change Of Control" shall mean:

                (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the corporation (the "Outstanding Corporation Common Stock") or (b) the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this part (1), the following acquisitions shall not constitute a Change of Control: (a) any acquisition directly from the corporation or any acquisition from other stockholders where
(i) such acquisition was approved in advance by the Board of Directors of the corporation and (ii) such acquisition would not constitute a change of control under part (3) of this definition, (b) any acquisition by the corporation, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the corporation or any corporation controlled by the corporation or (d) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of part (3) of this definition; or

                (b) Individuals who, as of the date of these Bylaws, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date of these Bylaws whose election, or nomination for election by the stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the corporation (a "Business Combination"), in each case, unless, following such Business Combination,

                        (1) all or substantially all of the individuals and
                entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the corporation or all or substantially all of the corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be,

                        (2) no Person (excluding any corporation resulting from
                such Business Combination or any employee benefit plan (or related trust) of the corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and



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                        (3) at least a majority of the members of the Board of
                Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

                (d) Approval by the stockholders of a complete liquidation or dissolution of the corporation.

       Section 9. For purposes of this Article VIII:

       "Disinterested Director" means a director of the corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

       "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant's rights under this Article VIII.

                                   ARTICLE IX
                                   AMENDMENTS

       Section 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate or incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

                               * * * * * * * * * *



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